The Vantagepoint Funds
FYE 12/31/03
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Semi-Annual Expense Ratios
                Ratio of expenses to ANA
Fund Name

All-Equity Growth               0.17%
Long-Term Growth                0.14%
Traditional Growth              0.15%
Conservative Growth             0.15%
Savings Oriented                0.16%
Growth & Income                 0.83%
Equity Income                   0.92%
International                   1.22%
US Government                   0.61%
Income Preservation             0.82%
Aggressive Opportunities        1.23%
Core Bond Class I               0.48%
Growth                          0.96%
Overseas Equity Index Class I   0.69%